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Scott D. Peters, Chief Executive Officer & President G REIT, Inc. 1551 N. Tustin Ave., Suite 200 Santa Ana, CA 92705 877-IRS-1031 714-667-8252 www.1031NNN.com	Media Contact: Jill Swartz 714-667-8252 ext. 251 jswartz@1031nnn.com

G REIT, INC. BOARD OF DIRECTORS APPROVES
SPECIAL LIQUIDATING DISTRIBUTION

Santa Ana, California, October 2, 2006 – Scott D. Peters, Chief Executive Officer and President of G REIT, Inc. announced that the Board of Directors of G REIT, Inc. has approved a special liquidating distribution of approximately $171,289,000, or $3.90 per share of common stock, to its stockholders of record as of September 30, 2006, pursuant to the terms of the plan of liquidation approved by its stockholders on February 27, 2006.

G REIT anticipates that the distribution will be paid on or about October 11, 2006. The source of cash to fund the special liquidating distribution is the net proceeds from the sales of 600 B Street property located in San Diego, California, Hawthorne Plaza property located in San Francisco, California, and Amber Oaks V property located in Austin, Texas.

“We are pleased to announce G REIT’s first special liquidating distribution of $3.90 per share and the progress of the sale of G REIT properties in accordance with our plan of liquidation,” said Scott D. Peters, Chief Executive Officer and President of G REIT, Inc.

While the plan of liquidation provided that regular monthly distributions would terminate following the payment of liquidating distributions totaling $150,000,000, the Board of Directors has determined to continue to pay regular monthly distributions at an annualized rate of 7.5% on the share value remaining of approximately $6.10. The Board will continue to evaluate the payment of regular monthly liquidating distributions on an on-going basis as more properties are sold and additional special liquidating distributions are paid to stockholders. A detailed description of the plan of liquidation is available in G REIT’s definitive proxy statement filed with the Securities and Exchange Commission on January 13, 2006.

Triple Net Properties, LLC serves as the advisor to G REIT, Inc. and manages its day-to-day operations. Triple Net Properties, LLC manages a growing portfolio of over 31 million square feet of commercial properties including over 4 million square feet of multi-family properties with a combined market value of over $4.2 billion from their headquarters in Santa Ana, California and numerous regional offices. Triple Net and affiliates are currently buying and selling properties throughout the United States.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements with respect to the timing of the special liquidating distribution to be received by stockholders, statements regarding timing and amount of monthly liquidating distributions and distribution rates, and statements regarding future property dispositions are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties and contingencies relating to the processing of the liquidating distribution by our transfer agent; uncertainties relating to our operations; uncertainties relating to the implementation of our liquidation strategy; uncertainties relating to the disposition of properties pursuant to our purchase and sale agreements; and other risk factors as detailed from time to time in our periodic reports as filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements.